Exhibit 21.1

                        MICRON TECHNOLOGY, INC.

                    Subsidiaries of the Registrant


                                                    State (or jurisdiction)
                                                            in which
      Name                                                Incorporated
      -----------------------------------------     -----------------------

      Micron Communications, Inc.                        Idaho

      Micron Construction, Inc.                          Idaho

      Micron Display Technology, Inc.                    Idaho

      Micron Electronics, Inc.                           Minnesota

      Micron Europe Limited                              United Kingdom

      Micron Overseas Trading, Inc.                      Virgin Islands

      Micron Quantum Devices, Inc.                       California

      Micron Semiconductor Asia Pacific Pte. Ltd.        Singapore

      Micron Semiconductor Asia Pacific Inc.             Idaho

      Micron Semiconductor (Deutschland) GMbH            Germany